Exhibit 23.1

LIEBMAN GOLDBERG & HYMOWITZ LLP

Certified Public Accountants

595 Stewart Avenue, Suite 420

Garden City, New York 11530

 Tel (516) 228-6600

Fax(516) 228-6664

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on [Form 10] of our report dated August 10, 2016, with respect to our audit of the consolidated financial statements of Power Efficiency Corporation, as filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in this Registration Statement on Form 10.

/s/ Liebman Goldberg & Hymowitz, LLP

Liebman Goldberg & Hymowitz, LLP

Garden City, New York

August 11, 2016